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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Insight Health Services Holdings Corp. on Form S-1 of our report dated June 16, 2004 with respect to the financial statements of CDL Medical Technologies, Inc. as of December 31, 2002 and 2001 and for the years ended appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
June 17, 2004